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                                MENDELSOHN KARY BELL & NATOLI P.C.
                                CERTIFIED PUBLIC ACCOUNTANTS

                                1633 BROADWAY
                                NEW YORK, NY 10019
                                212 246-3220




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


To the Board of Directors
   FiberNet Telecom Inc. and Affiliated Entities
     (A Development Stage Company)


As independent public accountants, we hereby consent to the incorporation of our report dated November 29, 1997, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-2, File No. 333-07841.


/s/ Mendelsohn Kary Bell & Natoli P.C.

New York, New York
March 29, 2000